Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

STAAR Surgical Company
Monrovia, California

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 No. 333-111154 and No. 333-60241 and Forms S-3 No. 333-148902, No. 333-143131, No. 333-124022, No. 333-116901, No. 333-111140, and No. 333-106989 of STAAR Surgical Company of our reports dated March 29, 2007, except for Note 19 which is as of February 6, 2008, relating to the consolidated financial statements and schedule and the effectiveness of STAAR Surgical Company’s internal control over financial reporting, which appear in this Form 10-K/A. We also consent to the incorporation by reference of our report dated March 29, 2007 except for Note 19 which is as of February 6, 2008, relating to the financial statement schedule which appears in this Form 10-K/A. Our report on the effectiveness of internal control over financial reporting expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting as of December 29, 2006.

By:	/s/ BDO Seidman, LLP

Los Angeles, California
February 6, 2008